Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281436

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 22, 2024)

CALEDONIA MINING CORPORATION PLC

Up to $50,000,000

Common Shares

Caledonia Mining Corporation Plc (the “Company” or “Caledonia”) is hereby offering to sell common shares (“Common Shares”) having an aggregate offering price of up to $50,000,000 under this prospectus supplement (the “Prospectus Supplement”) to the accompanying prospectus of the Company which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on August 22, 2024 (the “Prospectus”).

The Company entered into a sales agreement dated December 16, 2024 (the “Sales Agreement”), with Cantor Fitzgerald & Co. (the “Agent”) relating to the sale of Common Shares. In accordance with the terms of the Sales Agreement and this Prospectus Supplement, the Company may offer and sell Common Shares having an aggregate offering price of up to $50,000,000 (the “Offering”) from time to time, on or after the date hereof, through the Agent.

Our Common Shares are listed on the NYSE American LLC (“NYSE American”) under the symbol “CMCL”, depositary interests in our Common Shares are admitted to trading on the AIM of the London Stock Exchange Group plc (the “AIM”) under the symbol “CMCL” and depositary receipts representing our Common Shares are listed on the Victoria Falls Stock Exchange (the “VFEX”) under the symbol “CMCL”. On December 13, 2024, the closing price of the Common Shares and depositary interests on the NYSE American was $10.30 and on AIM was £8.55, respectively. On December 13, 2024, the closing price of the depositary receipts traded on the VFEX was $16.00.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus are anticipated to be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (“Securities Act”). Subject to the terms of the Sales Agreement, the Agent is not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Company will pay the Agent compensation for their services in acting as agent in the sale of Common Shares pursuant to the terms of the Sales Agreement. The Company will pay the Agent compensation up to but not exceeding 3% of the gross proceeds from sales of Common Shares made thereunder. In connection with the sale of Common Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts.

An investment in our Common Shares involves a high degree of risk and must be considered speculative due to the nature of our business and the present stage of exploration and development of certain of our properties. Prospective investors should carefully consider the risk factors described in this Prospectus Supplement and the Prospectus under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and the risk factors discussed in our Annual Report on Form 20-F for the year ended December 31, 2023, which are incorporated by reference into this Prospectus Supplement and the Prospectus.

Neither the United States Securities and Exchange Commission, nor any state securities regulator, has approved or disapproved the securities offered hereby or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offence.

The Common Shares offered by this Prospectus Supplement have not been qualified for distribution by a prospectus in Canada and may not be offered or sold in Canada during the course of their distribution.

This Prospectus Supplement is not directed at, and may not be acted on, by anyone in the United Kingdom. The Common Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any investor in the United Kingdom. This Prospectus Supplement is not a compliant prospectus for the purposes of the Prospectus Regulation (EU) 2017/1129 (to the extent brought into UK law by the European Union (Withdrawal) Act 2018 (EUWA) (as amended)) because it is not a public offer in the UK. It is a financial promotion for the purposes of section 21 Financial Services and Markets Act 2000 (“FSMA”), but neither has it been issued by, nor has its content been approved by, a person authorised and regulated under FSMA. This Prospectus Supplement is being addressed only to persons outside the UK and it therefore is an exempt promotion. Reliance on this document for the purpose of engaging in any investment activity may expose an individual to a significant risk of losing all of the property or other assets invested. Any person who is in any doubt about the subject matter to which this document relates should consult a person duly authorised for the purposes of FSMA who specialises in the acquisition of shares and other securities.

A copy of this Prospectus Supplement and the Prospectus have been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, and the Jersey Registrar of Companies has given, and has not withdrawn, consent to its circulation.

The Jersey Financial Services Commission (“JFSC”) has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of shares in the Company. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this Prospectus Supplement or the Prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

The price of shares and the income from them can go down as well as up. Nothing in this Prospectus Supplement, the Prospectus or anything communicated to holders or potential holders of any of our shares (or interests in them) by or on our behalf is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any shares (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.

The directors of the Company have taken all reasonable care to ensure that the facts stated in this Prospectus Supplement and Prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the Prospectus Supplement or Prospectus, whether of facts or opinion. All of our directors accept responsibility accordingly.

Cantor

The date of this Prospectus Supplement is December 17, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the Prospectus Supplement, including the documents incorporated by reference, which describes the specific terms of this Offering. The second part, the Prospectus, including the documents incorporated by reference therein, provides more general information. References to this Prospectus may refer to both parts of this document combined. You are urged to carefully read this Prospectus Supplement and the Prospectus, and the documents incorporated herein and therein by reference, before buying any of the Common Shares being offered under this Prospectus Supplement. This Prospectus Supplement may add, update or change information contained in the Prospectus. To the extent that any statement made in this Prospectus Supplement is inconsistent with statements made in the Prospectus or any documents incorporated by reference herein, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the Prospectus and such documents incorporated by reference.

Only the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus should be relied upon. Neither us nor the Agent has authorized any other person to provide different information. If anyone provides different or inconsistent information, it should not be relied upon. The Common Shares offered hereunder may not be offered or sold in any jurisdiction where the offer or sale is not permitted. It should be assumed that the information appearing in this Prospectus Supplement and the Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this Prospectus Supplement, unless stated otherwise, the “Company,” “Caledonia,” “we,” “us” and “our” refer to Caledonia Mining Corporation Plc and its subsidiaries, and all references to “dollars” or “$” are references to U.S. dollars unless otherwise specified.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the Prospectus, including the documents incorporated herein and therein by reference, contain “forward-looking information” and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation that involve risks and uncertainties relating, but not limited to, the Company’s current expectations, intentions, plans, and beliefs. Forward-looking information can often be identified by forward-looking words such as “anticipate”, “believe”, “expect”, “goal”, “plan”, “target”, “intend”, “estimate”, “could”, “should”, “may” and “will” or the negative of these terms or similar words suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Examples of forward-looking information in this Prospectus Supplement and the Prospectus, including the documents incorporated by reference herein and therein, include: the Company’s mineral reserve and mineral resource calculations with underlying assumptions, production guidance, estimates of future/targeted production rates, planned mill capacity increases, estimates of future metallurgical recovery rates and the ability to maintain high metallurgical recovery rates, the Company’s plans and timing regarding further exploration, drilling and development, the prospective nature of exploration and development targets, the ability to upgrade and convert mineral reserves and mineral resources, capital costs, our intentions with respect to financial position and third party financing and future dividend payments. This forward-looking information is based, in part, on assumptions and factors that may change or prove to be incorrect, thus causing actual results, performance or achievements to be materially different from those expressed or implied by forward-looking information. Such factors and assumptions include, but are not limited to: failure to establish estimated mineral reserves and mineral resources, the grade and recovery of ore which is mined varying from estimates, success of future exploration and drilling programs, reliability of drilling, sampling and assay data, assumptions regarding the representativeness of mineralization being inaccurate, success of planned metallurgical test-work, capital and operating costs varying significantly from estimates, delays in obtaining or failures to obtain required governmental, environmental or other project approvals, changes in government regulations, legislation and rates of taxation, inflation, changes in exchange rates and the availability of foreign exchange, fluctuations in commodity prices, delays in the development of projects and other factors.

Readers should be aware that these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested by the forward-looking statements. Such factors include, but are not limited to: risks relating to estimates of mineral reserves and mineral resources proving to be inaccurate, fluctuations in gold price, risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected geological or structural formations, pressures, power outages, explosions, landslides, cave-ins and flooding), risks relating to the credit worthiness or financial condition of suppliers, refiners and other parties with whom the Company does business; inadequate insurance, or inability to obtain insurance, to cover these risks and hazards, employee relations; relationships with and claims by local communities and indigenous populations; political risk; risks related to natural disasters, terrorism, civil unrest, public health concerns (including health epidemics or outbreaks of communicable diseases such as COVID-19); availability and increasing costs associated with mining inputs and labor; the speculative nature of mineral exploration and development, including the risks of obtaining or maintaining necessary licenses and permits, diminishing quantities or grades of mineral reserves and mineral resources as mining occurs; global financial condition, the actual results of current exploration activities, changes to conclusions of economic evaluations, and changes in project parameters to deal with un-anticipated economic or other factors, risks of increased capital and operating costs, environmental, safety or regulatory risks, expropriation, the Company’s title to properties including ownership thereof, increased competition in the mining industry for properties, equipment, qualified personnel and their costs, risks relating to the uncertainty of timing of events including targeted production rate increase and currency fluctuations. Readers are cautioned not to place undue reliance on forward-looking information. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and various future events will not occur. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements whether as a result of new information, future events or other such factors which affect this information, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of this Prospectus Supplement and the Prospectus, as well as in our other documents incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus Supplement from documents filed with the SEC and is therefore deemed to be incorporated by reference into the Prospectus for purposes of this Offering. Copies of documents incorporated herein by reference may be obtained on request without charge from our Company Secretary at B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF (telephone +44 1534 679800). Our filings through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which is commonly known by the acronym “EDGAR,” may be accessed at www.sec.gov, or at our website at http://www.caledoniamining.com, are not incorporated by reference in this Prospectus except as specifically set out herein or therein.

The following documents which have been filed by us with the SEC, are also specifically incorporated by reference into, and form an integral part of the Prospectus, as supplemented by this Prospectus Supplement:

(a)	The Company’s Form 20-F Annual Report for the year ended December 31, 2023 filed with the SEC on May 15, 2024;

(b)	The Company’s Management’s Discussion and Analysis for the quarter ended September 30, 2024, which was included as Exhibit 99.2 to the Form 6-K Report of Foreign Issuer filed with the SEC on November 12, 2024;

(c)	The Company’s Unaudited Condensed Consolidated Interim Financial Statements for the quarter ended September 30, 2024, which was included as Exhibit 99.1 to the Form 6-K Report of Foreign Issuer filed with the SEC on November 12, 2024;

(d)	The Company’s Form 8-A Registration Statement filed with the SEC on July 24, 2017 in which there is described the terms, rights and provisions applicable to the Common Shares, including any amendment or report filed for the purpose of updating such description, including the description of Common Shares filed as Exhibit 2.1 to the Company's Form 20-F Annual Report for the year ended December 31, 2023; and

(e)	The Company’s Form 6-K reports of Foreign Issuer filed with the SEC on July 1, 2024, October 1, 2024, October 15, 2024, November 12, 2024, November 12, 2024 and December 16, 2024

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Prospectus Supplement and prior to the termination of the Offering of Common Shares to which this Prospectus Supplement relates will automatically be deemed to be incorporated by reference into this Prospectus Supplement and to be part hereof from the date of filing those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus Supplement and the Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Prospectus.

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We may incorporate by reference into this Prospectus Supplement any Form 6-K that is submitted to the SEC after the date of this Prospectus Supplement and before the date of termination of the Offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus Supplement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF (telephone +44 1534 679800).

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RISK FACTORS

An investment in our Common Shares is subject to a number of risks. A prospective purchaser of our Common Shares should carefully consider the information and risks faced by us described in this Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein, including without limitation the risk factors set out under the headings “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023.

Our operations are highly speculative due to the high-risk nature of our business, which include the acquisition, financing, exploration, development of mineral infrastructure and operation of mines. The risks and uncertainties set out below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our operations. If any of the risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our shares could decline and investors could lose part or all of their investment. Our business is subject to significant risks and past performance is no guarantee of future performance.

Risks Related to this Offering and our Common Shares

Management will have broad discretion as to the use of the proceeds from this Offering and may not use the proceeds as proposed.

Although we expect to use the amount of net proceeds from this Offering for investment in the development of the sulphide project owned by our subsidiary Bilboes Holdings (Private) Limited (“Bilboes Holdings”) (“Bilboes” or the “Bilboes sulphide project”), our management team will have broad discretion as to the application of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of the Offering. Our management may use the net proceeds for other corporate purposes that may have an alternative effect on our financial condition or market value.

We may incur additional costs or delays in the development, construction and operation of the Bilboes sulphide project or improvements to it and may not be able to recover its investment or complete the project.

We propose to use the proceeds from this Offering to develop the Bilboes sulphide project. The development, construction, expansion or modification of the project is likely to involve many risks, including:

•	maintaining necessary or desirable government approvals, permits and licenses;
•	environmental remediation of soil or groundwater at the site;
•	supply interruptions;
•	work stoppages;
•	labor disputes;
•	weather interferences;
•	unforeseen engineering, environmental and geological problems;
•	unanticipated cost overruns;
•	exchange rate risks;
•	failure of contracting parties to perform under contracts, including engineering procurement construction contractors; and
•	inability to obtain financing.

You will experience dilution as a result of the Offering.

Giving effect to the issuance of Common Shares in this Offering, the receipt of the expected net proceeds and the use of those proceeds, this Offering will have a dilutive effect on our expected net income available to our shareholders per share and funds from operations per share. The increase in net tangible book value per share to an investor participating in this Offering, assuming an offering price of $10.30 per Common Share, the closing price of our Common Shares on the NYSE American on December 13, 2024, will be $1.92 (see “Dilution” below).

You may experience future dilution as a result of future equity offerings.

We are not restricted from issuing additional securities in the future, including Common Shares, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to our shareholders. We may sell Common Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing Common Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by investors in this Offering.

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THE COMPANY

Overview

Caledonia Mining Corporation Plc (previously Caledonia Mining Corporation) was incorporated, effective February 5, 1992, by the amalgamation of three predecessor companies and was registered at the time under the Canada Business Corporations Act. Following the creation of Caledonia, our Common Shares were listed on the Toronto Stock Exchange (“TSX”).

Effective April 1, 2006, we purchased 100% of the issued shares of the Zimbabwean company, Caledonia Holdings Zimbabwe (Private) Ltd (“CHZ”) that held 100% of the shares of Blanket Mine (1983) (Private) Limited, the owner of the mine known as “Blanket Mine” which is located in the southwest of Zimbabwe, approximately 15 km northwest of Gwanda, the provincial capital of Matabeleland South (the “Blanket Mine”). The purchase consideration was $1,000,000 and 20,000,000 of our shares. We acquired all the assets and assumed all the liabilities of CHZ. In 2012, we complied with indigenization legislation in Zimbabwe which resulted in a reduction in our shareholding in Blanket Mine to 49%. We conducted share consolidations in 2013 and 2017, at ratios of 10:1 and 5:1, respectively. We re-domiciled from Canada to Jersey using a legal process called “Continuance” on March 19, 2016. We operate under the Companies (Jersey) Law 1991, as amended, (the “Companies Law”). We completed a transaction in January 2020 whereby we purchased a 15% shareholding in Blanket Mine from one of the indigenous shareholders, resulting in our current holding of 64% in Blanket Mine. Our shares began trading on the NYSE American on July 27, 2017 and on June 19, 2020 we voluntarily delisted our Common Shares from the TSX. On December 2, 2021, we issued and listed depositary receipts representing Common Shares on the VFEX. On January 6, 2023 we completed the acquisition of Bilboes Gold Limited (“Bilboes Gold”), the owner of Bilboes Holdings, for a total consideration of 5,123,044 of our shares and a 1% net smelter royalty on the revenues generated by Bilboes Holdings (“NSR”). The NSR is an agreement to pay one of the vendors of Bilboes Gold, Baker Steel Resources Trust Limited, 1% (after allowable deductions e.g. smelting charges) of revenues from any mineral, metal, aggregate or other substance produced at the Bilboes Holdings’ mining claims area. The royalty was agreed to be granted in exchange for a proportion of shares in the Company which Baker Steel Resources Trust Limited would have been entitled to as a seller of Bilboes Gold. The royalty is perpetual but is capped for regulatory reasons at a maximum of $90,000,000.

Our primary focus is the operation of the production-stage Blanket Mine (64% interest); and the exploration and development of mineral properties for precious metals, including the exploration stage Bilboes sulphide project (100% interest) at which we reported mineral resources under Subpart 1300 of Regulation S-K (“Subpart 1300”) in the technical report summary titled “Bilboes Gold Project Technical Report Summary”, with an effective date of May 30, 2024, the exploration stage Maligreen project (100% interest) and the exploration stage Motapa project (100% interest) which is contiguous with the Bilboes sulphide project. The coordinates of Blanket Mine and our exploration projects are as follows:

PROJECT	MINE	EASTING	NORTHING	SURVEY SYSTEM
BLANKET	BLANKET	698186.22	7692882.87	ARC 1950 UTM ZONE 35
BILBOES	ISABELLA	662711	7847486	ARC 1950 UTM ZONE 35K, CLARKE 1880
BILBOES	McCAYS	666183	7849779	ARC 1950 UTM ZONE 35K, CLARKE 1880
BILBOES	BUBI	685072	7864896	ARC 1950 UTM ZONE 35K, CLARKE 1880
MOTAPA	MOTAPA	663715	7844578	ARC 1950 UTM ZONE 35K, CLARKE 1880
MALIGREEN	MALIGREEN	720951	7895949	ARC 1950 UTM ZONE 35K, CLARKE 1880

The bulk of our activities are currently focused on the Blanket Mine in Zimbabwe. Our business during the last three completed fiscal years has been focused primarily on increasing production to approximately 80,000 oz. of gold by 2022 through our investment plan and maintaining this level of production going forward. Total gold production at the Blanket Mine for 2023 was 75,416 oz. (2022: 80,775 oz.; 2021: 67,476 oz.). A small amount of gold (3,050 oz.) was extracted from the Bilboes area from March 2023 to September 2023 when Caledonia commenced mineral extraction of oxide material. However, the results of the oxide mining were disappointing so the project was put on care and maintenance until the Bilboes sulphide project is developed. Gold producers compete globally based on their operating and capital costs. Certain gold producers benefit from their ability to produce other minerals in commercial quantities as by-products. We derive approximately 0.1% of our revenues from silver, which is insignificant. 100% of the Blanket Mine’s revenues over the last three years was derived from its operations in Zimbabwe.

For a more detailed description of our business refer to the Prospectus and the documents incorporated by reference therein, including “Item 4 – Information on the Company” in our Annual Report on Form 20-F for the year ended December 31, 2023. Our registered and head office is located at B006 Millais House, Castle Quay, St. Helier, Jersey, Channel Islands, JE2 3EF. Our African office for our South African subsidiaries is located at 1 Quadrum office park, 4th floor, Johannesburg, Gauteng, 2198, South Africa. We maintain a website at http://www.caledoniamining.com that contains information about our business. Information on this web site is not part of this Prospectus Supplement.

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Summary of the Offering

The following is a summary of the principal features of the Offering and is subject to, and should be read together with, the more detailed information, financial data and statements contained elsewhere in, and incorporated by reference into, this Prospectus Supplement and the accompanying Prospectus.

Issuer	Caledonia Mining Corporation Plc
Securities Offered	Common Shares having an aggregate offering amount of up to $50,000,000.
Manner of Offering	Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus will be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on NYSE American or any other existing nationally recognized trading market for the Common Shares in the United States, in negotiated transactions, at market prices prevailing at the time of sale, or at prices relating to such prevailing market prices and/or any other method permitted by law. No Common Shares will be sold in Canada, or on any trading markets in Canada as at-the-market distributions or otherwise. See “Plan of Distribution”.
Use of Proceeds	The net proceeds from the Offering, to the extent raised, are expected to be used by the Company primarily to develop the Bilboes sulphide project. See “Use of Proceeds”.
Risk Factors	See “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus and the risk factors discussed or referred to in the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus for a discussion of factors that should be read and considered before investing in the Common Shares.
Tax Considerations	Purchasing the Common Shares may have tax consequences. This Prospectus Supplement and the accompanying Prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in this Prospectus Supplement and accompanying Prospectus and consult with their tax advisor. See “Certain United States Federal Income Tax Considerations”.
Trading Symbol	NYSE American: CMCL

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DIVIDENDS

From 2014, the Company has paid a quarterly dividend (payable at the end of January, April, July and October each year, except for the dividend expected to be paid in April 2020 which was delayed by a month due to uncertainties related to the COVID-19 pandemic). The quarterly dividend was 6.875 cents per share in 2019 and was increased on several dates during 2020 and 2021. The Company recently decided to align dividend announcement, and therefore, payment dates, with the dates that the Company releases annual and quarterly financial results (i.e. payment dates will move to April, June, September and December), Dividends paid over the last 3 years are as set out below:

Payment date	cents per share ($)
January 28, 2022	14.000
April 29, 2022	14.000
July 29, 2022	14.000
October 28, 2022	14.000
January 27, 2022	14.000
April 28, 2023	14.000
July 28, 2023	14.000
October 27, 2023	14.000
January 26, 2024	14.000
April 26, 2024	14.000
July 26, 2024	14.000
December 6, 2024	14.000

The Board will consider the continuation of the dividend and any future increases in the dividend as appropriate in line with its prudent approach to risk.

CONSOLIDATED CAPITALIZATION

Since September 30, 2024, the date of our most recently filed financial statements, there has been no material change to our share capital.

We had 19,214,554 Common Shares, 10,000 stock options, 200,025 performance units and 333,039 equity-settled performance units outstanding as at December 13, 2024.

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DILUTION

As of September 30, 2024, our net tangible book value was approximately $246.03 million, or $12.80 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of our Common Shares outstanding as of September 30, 2024.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Shares in this Offering and the net tangible book value per share of our Common Shares immediately after completion of this Offering. Assuming that an aggregate of 4,854,369 Common Shares are sold at an assumed offering price of $10.30 per share, and after deducting the commissions and estimated Offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2024 would have been approximately $294,172,757, or $12.22 per share. This decreases the net tangible book value per share to existing shareholders and results in an immediate increase in net tangible book value of $1.92 per share to investors purchasing our Common Shares in this Offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$10.30
Net tangible book value per share as of September 30, 2024	$12.80
Decrease in net tangible book value per share attributable to this Offering	$0.58
As adjusted net tangible book value per share as of September 30, 2024 after giving effect to this Offering	$12.22
Increase per share to investor participating in this Offering	$1.92

The table above assumes for illustrative purposes that an aggregate of 4,854,369 Common Shares are sold during the term of the Offering at an offering price of $10.30 per share, which was the last reported sale price of our Common Shares on the NYSE American on December 13, 2024, for aggregate gross proceeds of approximately $50,000,000. The Common Shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $2.00 per share in the price at which the shares are sold from the assumed offering price of $10.30 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of approximately $50,000,000 during the term of the Offering are sold at that price, would decrease our adjusted net tangible book value per share after the Offering to $12.64 per share and would increase the net tangible book value per share to new investors in this Offering by $0.34 per share, after deducting commissions and estimated aggregate Offering expenses payable by us. A decrease of $2.00 per share in the price at which the shares are sold from the assumed offering price of $10.30 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of $50,000,000 during the term of the Offering are sold at that price, would decrease our adjusted net tangible book value per share after the Offering to $11.66 per share and would increase the net tangible book value per share to new investors in this Offering by $3.36 per share, after deducting commissions and estimated Offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The discussion and table above are based on 19,214,554 Common Shares outstanding as of September 30, 2024, and excludes the following, in each case as of such date:

•	10,000 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $9.49 per share; and

•	202,516 Common Shares which may be, subject to election by the holder and the terms of the relevant award agreement and as may be modified by the extent to which performance conditions are met, issuable upon vesting and exercise of outstanding performance units; and

•	333,039 Common Shares which may be, subject to the terms of the relevant award agreement and as may be modified by the extent to which performance conditions are met, issuable upon vesting and exercise of outstanding equity-settled performance units.

To the extent that any of these shares are issued upon exercise of outstanding options, vesting and exercise of performance units, equity-settled performance units, restricted share units or otherwise, investors purchasing our Common Shares in this Offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-8

USE OF PROCEEDS

The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Common Shares through the Agent in an “at the market offering” will represent the gross proceeds after deducting the applicable compensation payable to the Agent under the Sales Agreement and the expenses of the distribution.

The proceeds of the Offering are proposed to be used to fund the development of the Bilboes sulphide project.

S-9

PLAN OF DISTRIBUTION

The Company has entered into the Sales Agreement with the Agent under which it may issue and sell from time to time Common Shares through the Agent. Pursuant to this Prospectus Supplement, we may issue and sell up to an additional $50,000,000 of Common Shares through the Agent from and after the date hereof.

Sales of Common Shares, if any, will be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Subject to the terms and conditions of the Sales Agreement and upon instructions from the Company, the Agent will use its commercially reasonable efforts, consistent with its customary trading and sales practices and applicable laws, to sell the Common Shares in accordance with the parameters specified by the Company and as set out in the Sales Agreement. The Common Shares will be distributed at market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution.

The Company will instruct the Agent as to the number of Common Shares to be sold by the Agent from time to time by sending the Agent a notice (each, a “Placement Notice”) that requests that the Agent sell up to a specified dollar amount or a specified number of Common Shares and specifies any parameters in accordance with which the Company requires that the Common Shares be sold. The parameters set forth in a Placement Notice shall not conflict with the provisions of the Sales Agreement. The Company or the Agent may suspend the offering of Common Shares upon proper notice and subject to other conditions set forth in the Sales Agreement.

The Company will pay the Agent for its services in acting as agent in the sale of Common Shares, pursuant to the terms of the Sales Agreement, compensation up to but not exceeding 3% of the gross proceeds from sales of Common Shares made thereunder. The Agent will be the only person or company paid an underwriting fee or commission in connection with the Offering. The Company has also agreed pursuant to the Sales Agreement to reimburse the Agent for certain specified expenses, including the fees and expenses of their legal counsel, in an amount not to exceed $75,000 but excluding reasonable and documented taxes, disbursements, other charges and certain ongoing expenses. The Company estimates that the total expenses that it will incur for the Offering (including fees payable to stock exchanges, securities regulatory authorities, its counsel and its auditors, but excluding compensation payable to the Agent under the terms of the Sales Agreement) will be approximately $350,000. Settlement for sales of Common Shares will occur on the first business day following the date on which any sales are made, or on such other date as is current industry practice for regular-way trading, in return for payment of the net proceeds to the Company. Sales of Common Shares as contemplated in this Prospectus Supplement will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Common Shares on behalf of the Company, the Agent will be deemed an “underwriter” as defined in applicable securities legislation under the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts.

The Company has agreed to provide indemnification and contribution to the Agent against, among other things, certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Sales Agreement will terminate in accordance with the terms of the Sales Agreement. The Agent may terminate the Sales Agreement under the circumstances specified in the Sales Agreement. The Company and the Agent may also terminate the Sales Agreement upon giving the other party ten (10) days’ notice. In addition, the Company may terminate the Sales Agreement by providing the Agent five (5) days’ notice when no Placement Notice is in effect.

The Agent and its respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agent will not engage in any market making activities involving our Common Shares while the Offering is ongoing under this Prospectus Supplement. In the course of its business, the Agent may actively trade the Company’s securities for the Agent’s own account or for the account of customers and, accordingly, the Agent may at any time hold long or short positions in the Company’s securities.

This Prospectus Supplement and the accompanying Prospectus in electronic format may be made available on websites maintained by the Agent, and the Agent may distribute this Prospectus Supplement and the accompanying Prospectus electronically.

S-10

DESCRIPTION OF SECURITIES BEING OFFERED

The Offering consists of Common Shares having an aggregate offering price of up to $50,000,000.

Common Shares

As of December 13, 2024, there were 19,214,554 Common Shares issued and outstanding.

The holders of our Common Shares are entitled to receive notice of all shareholder meetings and to attend and vote at such meetings. Certificates representing the Common Shares are issued in registered form. Registered shareholders are entitled to one vote for each Common Share held on all matters to be voted on by the shareholders. Each Common Share is equal to every other Common Share and, subject to the rights of holders of shares ranking senior to the Common Shares, if any, each Common Share is entitled to receive pro rata such dividends as may be declared by the board of directors out of funds legally available therefor and to participate equally in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or any other distribution of our assets among the shareholders for the purpose of winding up our affairs after we have paid out our liabilities. Common Shares are not subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions at this time for redemption, purchase or cancellation, surrender, sinking fund or purchase fund. In addition, there are no provisions in our articles of association discriminating against any existing or prospective holders of such securities as a result of a shareholder owning a substantial number of shares.

S-11

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including without limitation specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Offering.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Offering. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) partnerships and other pass-through entities (and investors in such partnerships and entities); (j) are S corporations (and shareholders or investors in such S corporations); (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding Common Shares of the Company; (l) are U.S. expatriates or former long-term residents of the U.S., (m) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States, or (n) are subject to special tax accounting rules with respect to Common Shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

S-12

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules”.

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC (as defined below) for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company (“PFIC”) Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its most recently completed tax year, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for the current tax year and expects that it will not be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

S-13

In addition, in any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC under Section 1297 of the Code if, after the application of certain “look-through” rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency received upon the sale, exchange or other taxable disposition of the Common Shares. Each U.S. Holder should consult its own tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for non-U.S. withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

S-14

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) foreign income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such foreign income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Each U.S. Holder should consult its own tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

S-15

EXPERTS

Our consolidated financial statements as of December 31, 2023, 2022, and 2021 have been incorporated by reference herein in reliance upon the report of BDO South Africa Inc., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Certain technical disclosure incorporated by reference into this Prospectus Supplement was derived from (i) the “S-K 1300 Technical Report Summary on the Blanket Gold Mine, Zimbabwe” with an effective date of December 31, 2023 (incorporated by reference to Exhibit 15.4 to our Annual Report on Form 20-F filed with the SEC on May 15, 2024) prepared for Caledonia by Craig Harvey and Marthinus van Staden, (ii) the “S-K 1300 Technical Report Summary on the Maligreen Gold Project, Zimbabwe” with an effective date of December 31, 2022 (incorporated herein by reference to Exhibit 15.5 to our Annual Report on Form 20-F filed with the SEC on April 28, 2023) prepared for Caledonia by Uwe Engelmann, (iii) the “Bilboes Gold Project - Technical Report Summary” with an effective date of December 31, 2023 and issued on May 15, 2024 (incorporated herein by reference to Exhibit 15.6 to our Annual Report on Form 20-F filed with the SEC on May 15, 2024) prepared for Caledonia by DRA Projects (Pty) Ltd. and (iv) the “Bilboes Gold Project Technical Report Summary” with an effective date of May 30, 2024 and issued on December 16, 2024 (incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 6-K filed with the SEC on December 16, 2024) prepared for Caledonia by DRA Projects (Pty) Ltd.

In addition, Craig Harvey (NHD Econ. Geology, MGSSA (966008), MAIG (5485)), Caledonia group’s Vice President, Technical Services, and qualified person as defined by Subpart 1300 and NI 43-101, reviewed the scientific and technical information in this Prospectus Supplement and in the summary of the Bilboes project incorporated by reference into this Prospectus Supplement.

To our knowledge, none of the experts named in this Prospectus Supplement held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive, any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of the Offering of any of the Common Shares hereunder.

LEGAL MATTERS

Certain legal matters relating to the offering of the Common Shares hereunder will be passed upon on our behalf by Mourant Ozannes (“Mourant”) with respect to Jersey legal matters and by Dorsey & Whitney LLP, as to United States tax law matters. Mourant’s Jersey office is located at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands. In addition, certain legal matters in connection with the Offering under this Prospectus Supplement will be passed upon on behalf of the Agent by Dentons Canada LLP, Toronto, Ontario, as to Canadian legal matters, and by Dentons US LLP, New York, New York, as to United States legal matters.

AVAILABLE INFORMATION

We are a public company that files annual, quarterly and special reports, proxy statements and other information with Canadian securities regulatory authorities and the SEC. The documents we file with, or furnish to, the SEC are electronically available from the SEC’s EDGAR and may be accessed at www.sec.gov.

S-16

CALEDONIA MINING CORPORATION PLC

$150,000,000

Common Shares

Preference Shares

Units

Warrants to Purchase Shares

Caledonia Mining Corporation Plc (the “Company,” “Caledonia,” “we,” “us” or “our”) may offer and issue from time to time (the “Offering”) common shares (“Common Shares”) of our Company, preference shares (“Preference Shares” and together with Common Shares “Shares”) of our Company, warrants to purchase Shares (“Warrants”) and units consisting of Shares and whole or partial Warrants (“Units”, and together with the Common Shares, the Preference Shares and the Warrants, the “Securities”) or any combination thereof for up to an aggregate initial offering price of $150,000,000 (or the equivalent thereof in other currencies) during the 36 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective.  Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Shares, the number of Shares offered, the offering price, whether the Shares are being offered for cash, and any other terms specific to the Shares being offered, (ii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the NYSE American (the “NYSE American”), depositary interests in the Common Shares are admitted to trading on AIM of the London Stock Exchange (the “AIM”) and depositary receipts in the Common Shares are listed on the Victoria Falls Stock Exchange (the “VFEX”), all under the symbol “CMCL”.  On August 7, 2024, the closing price of (a) the Common Shares on (i) the NYSE American was $10.24; and (b) the depositary interests in the Common Shares on AIM was £8.35. We will apply to have any Common Shares distributed under this Prospectus listed on the NYSE American and depositary interests representing them admitted to trading on AIM provided those types of securities are currently listed or traded on such exchanges.  Any listing and admission will be subject to Caledonia fulfilling all of the listing requirements of the NYSE American and the AIM Rules for Companies, respectively.  Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed or admitted to trading on any securities exchange.

Our principal executive offices are located at B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF (telephone +44 1534 679800).

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Investing in the Securities involves a high degree of risk and must be considered speculative due to the nature of our business and the present stage of exploration of our mineral properties.  Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.  See “Risk Factors” beginning on page 5 of this Prospectus.

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement.  References to this “Prospectus” include documents incorporated by reference therein.  See “Documents Incorporated by Reference”.  The information in or incorporated by reference into this Prospectus is current only as of its date.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to offer these Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Forward-looking Statements

This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of United States securities laws relating to us that are based on the beliefs and estimates of our management as well as assumptions made by and information currently available to us.  Such forward-looking statements include, but are not limited to statements concerning:

·	the completion of the Offering;

·	the use of proceeds of the Offering;

·	our plans for our mineral properties;

·	the future price of minerals;

·	market events and conditions;

·	the estimation of mineral reserves and mineral resources;

·	estimates of the time and amount of future minerals production for specific operations;

·	estimated future exploration expenditures and other expenses for specific operations;

·	permitting timelines;

·	requirements for additional capital;

·	litigation risks;

·	currency fluctuations; and

·	environmental risks and reclamation costs.

When used in this Prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to us or our management, are intended to identify forward-looking statements.

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Such forward-looking statements reflect our current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.  Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

·	risks relating to our ability to finance the exploration and development of our mineral properties;

·	risks relating to our exploration of our mineral properties and business activities;

·	risks and uncertainties relating to the interpretation of exploration results, geology, grade and continuity of our mineral deposits;

·	risks related to differences between United States and Canadian practices for reporting mineral resources and reserves;

·	risks related to title to our mineral properties and the ability to obtain the required mining leases and permits to develop our mineral properties;

·	risks related to mining operations in Zimbabwe;

·	commodity price fluctuations;

·	currency fluctuations;

·	risks related to the price and volume volatility of the Common Shares;

·	risks related to governmental regulations, including environmental regulations and possible changes thereto;

·	risks related to possible reclamation activities on our properties;

·	our ability to attract and retain qualified management and our dependence upon such management in the development of our mineral properties and potential conflicts of interest involving such management;

·	risks related to the ability to maintain the listing of the Common Shares on the NYSE American;

·	increased competition in the exploration industry; and

·	uncertainties regarding the impact of the wars in Ukraine and Palestine on domestic and global economic conditions.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this document under the heading “Risk Factors”, in the 20-F (as defined below) and elsewhere.  The forward-looking statements in this Prospectus are based on the reasonable beliefs, expectations and opinions of management on the date the forward-looking statements are made, and, except as required by law, we do not assume any obligation to update forward-looking statements if circumstances or our management’s beliefs, expectations or opinions should change.

For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

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Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of this Prospectus and in any applicable Prospectus Supplement, as well as in our other documents incorporated by reference herein.

AVAILABLE INFORMATION

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”).  These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We have filed a registration statement on Form F-3 relating to the Securities with the SEC (the “Registration Statement”).  This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.  Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.  Copies of the documents incorporated herein by reference may be obtained on request, orally or in writing, without charge, from our Company Secretary at B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF (telephone +44 1534 679800). Copies of the documents referred to in this Prospectus, or in the Registration Statement, may be inspected at our registered office at B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF during normal business hours.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.  As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

Investors may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement.  We have not authorized anyone to provide the reader with different information.  We are not making an offer of the Securities in any jurisdiction where the offer is not permitted.  Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law.  It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC.  Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost by contacting our Company Secretary at B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF (telephone +44 1534 679800).  Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov. We maintain a corporate website at www.caledoniamining.com.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

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(a)	Our Form 20-F Annual Report for the year ended December 31, 2023 (the “20-F”) filed with the SEC on May 15, 2024 (File No. 001-38164);

(b)	Our Form 8-A Registration Statement filed with the SEC on July 24, 2017 (File No. 001-38164); and

(c)	Our Form 6-K Report of Foreign Issuer filed with the SEC on July 1, 2024 (File No. 001-38164).

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the U.S. Exchange Act prior to the termination of the Offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

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RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors which are set forth in the 20-F and the other information contained in this Prospectus, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

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THE COMPANY

Corporate Information

We were incorporated, effective February 5, 1992, by the amalgamation of three predecessor companies; we were registered at the time under the Canada Business Corporations Act.

Following the creation of Caledonia, our Common Shares were listed for trading on the Toronto Stock Exchange (the “TSX”) and quoted on the NASDAQ small caps market. Our TSX trading symbol was “CAL”.  On October 16, 1998, we announced that NASDAQ would no longer quote its securities for trading.  Our stock then commenced trading on NASDAQ’s OTCQX.  In June 2005, depositary interests in Common Shares were admitted to trading on AIM of the London Stock Exchange under the ticker symbol “CMCL”.  Effective October 10, 2011 Common Shares commenced trading in the United States on the OTCQX under the ticker symbol CALVF.

Effective March 19, 2016, we re-domiciled from Canada to Jersey using a legal process called “Continuance”. The Continuance had no effect on our listings on the TSX and trading on AIM, or the trading facility on the OTCQX in the United States.

On June 26, 2017, following approval by shareholders at the annual general meeting held on June 19, 2017, the Common Shares underwent an effective 5:1 reverse share split by way of a 100:1 share consolidation, coupled with a share buyback of resulting fractions, followed by an immediate 1:20 share division.

On July 24, 2017, we announced that our shares would be listed on the NYSE American under the ticker symbol “CMCL,” and trading began on July 27, 2017. At the same time our trading facility on the OTCQX was cancelled.

Caledonia voluntarily delisted its shares from the TSX on June 19, 2020.

The addresses and telephone numbers of our principal offices are:

Registered and Head Office

Caledonia Mining Corporation Plc

B006 Millais House

Castle Quay

St Helier

Jersey JE2 3EF

+44 1534 679 9800

African Office - South African Subsidiary

Caledonia Mining South Africa Proprietary Limited

4th Floor, 1 Quadrum Office Park

Johannesburg, Gauteng, 2198

South Africa

(27) 11 447 2499

Intercorporate Relationships

We have the following subsidiaries, all of which are wholly-owned by the Company (unless otherwise indicated), of which we have the percentage ownership set forth below and whose assets or revenues exceed 10% of our consolidated assets or revenues:

Subsidiaries of the Company	Country of Incorporation	Percentage held by Company
Caledonia Mining South Africa Proprietary Limited	South Africa	100
Blanket Mine (1983) (Private) Limited	Zimbabwe	64

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THE BUSINESS

Background

Effective April 1, 2006 we purchased 100% of the issued shares of the Zimbabwean company, Caledonia Holdings Zimbabwe (Private) Ltd (“CHZ”), which held the shares of Blanket Mine (1983) (Private) Limited, the owner of the operating Blanket Mine in Zimbabwe.  The purchase consideration was $1,000,000 and the issuance to the vendor of 20,000,000 shares in our capital.  Because we bought the shares of the company owning the Blanket Mine it thereby acquired all of the assets of that company and assumed all of its liabilities.

On January 6, 2023 we announced that we had satisfied the conditions precedent to purchase Bilboes Gold Limited, the owner of Bilboes Holdings (Private) Limited which holds the mining claims known as the Bilboes Gold Project in Zimbabwe. The total consideration was agreed at 5,123,044 Common Shares, representing approximately 26.8% of our fully diluted equity as at today’s date and a 1% net smelter royalty. The Bilboes sulphide project is a large, high grade gold deposit located approximately 75 km north of Bulawayo, Zimbabwe. Historically, it has been subject to a limited amount of open pit mining.

Description of Our Business

Our activities are focused on Blanket Mine and Bilboes in Zimbabwe.  Our business during the past three completed fiscal years has been focused primarily on the expansion and operation of the Blanket Mine and increasing gold production at Blanket Mine.

Generally, gold mining, development and exploration in Southern Africa is not seasonal, except where heavy seasonal rainfall can affect surface mining or exploration.

Total gold production at Blanket Mine for 2023 was 75,416 oz (2022: 80,775 oz; 2021: 67,476 oz; 2020: 57,899 oz).

The Company owns two other exploration stage projects being “Motapa” and “Maligreen”, which it bought in November 2022 and November 2021 respectively, further details of which are set out in the 20-F.

Indigenisation of Blanket Mine

During 2012, to comply with Zimbabwean law that required indigenous Zimbabweans own at least 51% of Blanket Mine, CHZ entered into agreements to transfer a 51% ownership interest in Blanket Mine whereby it did the following:

•	sold a 16% interest to the National Indigenisation and Economic Empowerment Fund (“NIEEF”) for $11.74 million;
•	sold a 15% interest to Fremiro Investments (Private) Limited (“Fremiro”), which is owned by indigenous Zimbabweans, for $11.01 million;
•	sold a 10% interest to Blanket Employee Trust Services (Private) Limited (“BETS”) for the benefit of present and future managers and employees for $7.34 million. The shares in BETS are held by the Blanket Mine Employee Trust (the “Employee Trust”) with Blanket Mine’s employees holding participation units in the Employee Trust; and
•	donated a 10% ownership interest to the Gwanda Community Share Ownership Trust (“Community Trust”). In addition Blanket Mine paid a non-refundable donation of $1 million to the Community Trust.

We facilitated the vendor funding of these transactions which is repaid by way of dividends from Blanket Mine. 80% of dividends declared by Blanket Mine are used to repay such loans and the remaining 20% unconditionally accrues to the respective indigenous shareholders.

Outstanding balances on the facilitation loans attract interest at a rate of the lower of 7.25% per annum, payable quarterly, or 80% of Blanket Mine’s dividend in a quarter which is attributable to indigenous shareholders. The timing of the repayment of the loans depends on the future financial performance of Blanket Mine and the extent of future dividends declared by Blanket Mine.

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Blanket Mine suspended dividend payments in December 2014 so that it could fund the capital projects in terms of the Investment Plan (as described in the 20-F) and had a moratorium of interest on the facilitation and advanced dividend loans from December 31, 2014 to July 31, 2016. Blanket Mine resumed dividend payments on August 1, 2016 as a result of which the moratorium of interest on the facilitation and advance dividend loans ended.

The facilitation loans and interest were distributed by CHZ to our wholly-owned subsidiaries and thereafter the majority of the loans and interest were distributed to us as dividends in specie.

On January 21, 2020 we announced that Caledonia had completed the purchase of Fremiro’s 15% interest in Blanket Mine for a total consideration of 727,266 new shares in Caledonia and the cancellation of Fremiro’s facilitation loan. Upon completion, Caledonia holds 64% of the shares in Blanket Mine.

Please refer to the headings “Business Overview” in the 20-F for a full description of our business and in particular Blanket Mine and also Bilboes (to the extent not superseded by the information below as extracted from the PEA).

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since December 31, 2023, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

Bilboes

On June 3, 2024, the Company published a new technical report for Bilboes, which superseded prior technical reports and technical report summaries for Bilboes. The new Bilboes technical report was prepared in accordance with Canada’s National Instrument 43-101 (“NI 43-101”) and did not comply with the SEC’s Subpart 1300 and Item 601 of Regulation S-K (“S-K 1300”). Accordingly, such report has not been attached as an exhibit to this registration statement and should not be considered an S-K 1300 compliant or expert report for purposes of this registration statement.

Due to the issuance of the new report, the Bilboes pre-feasibility study effective December 31, 2023 that was disclosed in the 20-F and attached as Exhibit 15.6 to the 20-F, and the information set forth in the 20-F and the other documents incorporated by reference in this registration statement that was derived therefrom or attributed thereto, is no longer current. For purposes of S-K 1300, there is therefore no current technical report summary for Bilboes. For purposes of S-K 1300, Bilboes is considered an exploration stage project with no mineral resources and no mineral reserves.

The Company has commissioned a new NI 43-101 feasibility study to upgrade the recent technical report by the end of the first quarter of 2025. This is expected to result in the publication of a S-K 1300 compliant technical report summary at or about the same time. However, there can be no assurance that an S-K 1300 compliant mineral resource or mineral reserve will be identified on the Bilboes project.

The information set forth in the 20-F under the heading “ITEM 4 - INFORMATION ON THE COMPANY – D. Property, Plant and Equipment and Exploration and evaluation assets – Material Properties – Bilboes” has been updated below with information as of August 8, 2024. Craig Harvey, MGSSA, MAIG, Caledonia’s Vice President, Technical Services, and qualified person as defined under both S-K 1300 and NI 43-101, has reviewed the scientific and technical information in the following summary:

Property Description and Ownership

Bilboes owns three groups of claims that consist of four open pit mining properties in Matabeleland North Province of Zimbabwe. These open pits are referred to as Isabela North; Isabela South; McCays and Bubi (“Isabella McCays-Bubi”), as shown in the location map below. The first three are situated 80 km due north of Bulawayo whilst Bubi is 100 km due north east of Bulawayo and about 32 km northeast of Isabella. The Isabella McCays-Bubi properties comprise 130 claim blocks covering an area of 2,731.6 ha. A summary for each of the three groups of claims is contained in the table below. Collectively, these properties are referred to as the Bilboes Project.

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The Bilboes Project is considered an exploration stage property because the property does not have a current Subpart 1300 mineral reserve. Caledonia acquired the Bilboes Project on January 6, 2023 by issuing shares to the value of $65.7 million. As at December 31, 2023, the net assets of the Bilboes Project are $73.6 million.

Location Map of Bilboes Properties

Source: DRA Projects (Pty) Ltd

Bilboes claims:

Group of Claims	Mining District	Province	No. of Blocks	Area (ha)	Coordinate X1	Coordinate Y1
Calcite and Kerry (Isabella Mine)	Bulawayo	Matabeleland North	49	1,894.4	662,106	7,846,712
Ruswayi (McCays Mine)	Bulawayo	Matabeleland North	3	330	666,339	7,849,975
Chikosi (Bubi Mine)	Bulawayo	Matabeleland North	48	507.2	684,838	7,865,515
Total			130	2,731.6

Isabella McCays-Bubi are approximately 80 km and 100 km directly north and north east of Bulawayo, the second largest city of Zimbabwe with an approximate population of 655,675 (2013). All the mines are accessed via public roads and although these are of variable quality, they are accessible by all types of vehicles. Isabella is 110 km (1.5 hours) whilst Bubi is 140 km (2 hours) by road from Bulawayo. Bubi can also be accessed by road from Isabella (70 km in 1 hour).

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Average daily temperatures range from 24°C in June to 32°C in October and apart from the occasional heavy downpour in the rainy season, there are no climatic conditions that prevent all year-round exploration and mining.

The properties lie between 1,150 m and 1,200 m above sea level and are covered by red and grey soils of the greenstone rocks in the area. The area is generally flat and covered by woodland interspersed with scrubby vegetation. Agricultural activities are mainly small-scale ranching.

History

Anglo American Corporation of Zimbabwe Ltd (“AMZIM”), a company that formed Bilboes Holdings (Private) Limited, held the Isabella, McCays and Bubi claims. AMZIM acquired the Isabella claims in 1982.

Initial exploration allowed the estimation of a small oxide resource and an open-pit; a heap leach mine was commissioned in 1989. Subsequent exploration extended Isabella and new discoveries were made at Bubi and McCays, which yielded 9,136kg of gold (293,729 oz) over the past 26 years, 95,877 oz of this being produced since the management buyout of Bilboes Holdings (Private) Limited in 2003. All mining has been from open pit oxide ore utilizing the heap leach extraction processing method.

Exploration for sulphide mineral resources began in 1994/95, with a sum of 17,650 m of exploratory drilling being completed by 1999, covering a strike length of 3,440 m. A maiden mineral resource estimate for the sulphide mineral resources was completed by SRK Consulting in 2009.

On January 6, 2023 Caledonia announced that it had satisfied the conditions precedent to purchase Bilboes Gold Limited, the holding company of Bilboes Holdings (Private) Limited.

The table below indicates the aggregate annual production from Bilboes in the last three fiscal years on a 100% project basis:

Bilboes Production Statistics
Year	Tonnes Milled (t)	Gold Head (Feed) Grade (g/t Au)	Gold Recovery (%)	Gold Produced (oz)
2021	-	-	-	-
2022	-	-	-	-
2023	154,054	1.15	54.0	3,050

Present Conditions and Infrastructure

The overall site plan is shown in the figure below (“Overall site plan”) and includes major facilities of the Bilboes Project including the Isabella North and South, McCays and Bubi open pit mines, gold processing plant, TSF, Waste Stockpiles, demarcated areas for mine buildings and accommodation facilities, main power line, internal mine roads and access public roads.

Grid power will be supplied from the Zimbabwe National Grid by constructing a 70 km 132 kV Lynx line from Shangani Substation. To feed the line, a line bay will be constructed at Shangani. A mine substation will be constructed at Isabella. The estimate received is for a 132kV substation, equipped with a 50 MVA 132/33 kV step-down transformer.

Raw water will be provided from open pit dewatering and the wellfield boreholes located across the mine license area.

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Overall site plan

Source: DRA Projects (Pty) Ltd

Permitting, Licenses and Encumbrances

Bilboes is compliant in terms of authorizations and adheres to all government protocols and regulations as required.

Bilboes has been operating in Matabeleland since 1989. It holds the necessary mining permits and complies with the terms of the Mines and Minerals Act and allied regulations with respect to all of their claims and in particular that all of the registration certificates are valid, and the protection certificates are up to date. Bilboes thus requires no further permits to explore or produce from the current operational areas, but further permits will be required for the proposed haul road between Bubi and Isabella plant.

Further exploration outside the current claims will require approvals by the Environmental Management Agency (“EMA”) who may request an environmental impact assessment (“EIA”) study.

SLR Consulting based in South Africa in partnership with the local GryinOva Environmental Consultants conducted an environmental and social impact assessment (“ESIA”) study for the project and an EIA certificate of approval was issued by EMA in February 2021, the certificate was valid for 2 years and subject to renewal on an annual basis for the duration of the operations. The current EIA certificate expires in March 2025 after which it will be renewed. The conditions of renewal are notification to the EMA of any changes in the project, compliance to the approved environmental plan and submission of progress report on the project. There is no reason that the renewal will not be granted.

Bilboes also hold 3,935 ha of additional claims and 51,900 ha of exploration licenses referred to as Exclusive Prospecting Orders (EPOs) around Isabella-McCays-Bubi and the Gweru area. These claims and EPOs have highly prospective targets which offer Bilboes excellent prospects for organic growth. Bilboes has applied for an extension of the EPOs tenure for a further 3 years after the initial 3-year tenure expired in July 2021. The decision on the EPO applications is pending.

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Geological setting, Mineralization and Deposit

The Bubi Greenstone Belt covering the Bilboes Project consists of volcanic rocks of the Upper Bulawayan Group capped by sedimentary sequences of the Shamvaian Group locally represented by Mdutjana and Dagmar Formations respectively as shown in the figure below (“Regional Geological Map showing Bilboes Properties”). The deposits occur within the meta-volcanic and meta-sediments close to the contact between these two stratigraphic units.

Regional Geological Map showing Bilboes Properties

Source: Ngilazi and Martin ’17

Stratigraphy

The Bilboes stratigraphic presentation is depicted in the figure below:

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Bilboes Site Stratigraphy

Deposit Types

Mineralization at Bilboes’ four properties are Archaean lode, structurally controlled deposits. It consists of silicified stock-works/veins. The veins comprise pyrite and arsenopyrite. Gold is disseminated within the sulfide mineralization and is refractory. The mineralized zones are often subparallel to each other and are hosted in a much broader shear zone. The best mineralized zones are associated with brecciation and silicification.

Mineral Resource and Mineral Reserve Estimates

Until such time as a new S-K 1300 compliant technical report summary is issued that delineates mineral resources and/or mineral reserves, the Bilboes Project has no mineral resources or mineral reserves for purposes of S-K 1300.

Exploration and Planned Work

Plans are commissioned to complete the new feasibility study on the Bilboes Project to estimate the funding requirements and commence development of the sulphides project.

CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of December 31, 2023.  This table should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2023 and 2022 which are incorporated by reference into this Prospectus.

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($’000’s)	As at December 31
2023
Total non-current liabilities	23,978
Cash-settled share-based payment - short term portion	920
Income tax payable	10
Lease liabilities - short term portion	167
Loan notes - short term portion	665
Trade and other payables	20,503
Overdraft and term loans Liabilities associated with assets held for sale	17,740 128
Total current liabilities	40,133
Total liabilities	64,111
Total equity	264,192
Total equity and liabilities	328,303

There have been no material changes in our capitalization and indebtedness, on a consolidated basis, since December 31, 2023.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares with no par value and an unlimited number of Preference Shares with no par value. There are no Preference Shares in issue.

The following table sets forth information about our share capital as of August 8, 2024:

Number of Shares Authorized Par Value per Share Number of Shares Issued and Fully-Paid	Unlimited None 19,199,860 Common Shares

Common Shares

The holders of the Common Shares are entitled to receive notice of all shareholder meetings and to attend and vote at such meetings.  Certificates representing the Common Shares are issued in registered form. Registered shareholders are entitled to one vote for each Common Share held on all matters to be voted on by the shareholders.  Each Common Share is equal to every other Common Share and, subject to the rights of holders of shares ranking senior to the Common Shares, if any, each Common Share is entitled to receive pro rata such dividends as may be declared by the board of directors (“Board”) out of funds legally available therefore and to participate equally in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or any other distribution of our assets among the shareholders for the purpose of winding up our affairs after we have paid out our liabilities.  Common Shares are not subject to call or assessment.  There are no pre-emptive or conversion rights, and no provisions at this time for redemption, purchase or cancellation, surrender, sinking fund or purchase fund.  In addition, there are no provisions in our articles of association (“Articles”) discriminating against any existing or prospective holders of such securities as a result of a shareholder owning a substantial number of shares.

Preference Shares

Pursuant to Jersey law and our Memorandum of Association and the Articles, Preference Shares may be issued from time to time in one or more series composed of such number of shares and with such preference, deferred or other special rights, privileges, restrictions and conditions attached thereto as shall be fixed from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors and confirmed and declared by special resolution of the shareholders. Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference Shares, the Preference Shares of each series shall (a) with respect to the payment of dividends, be entitled to a preference over the Common Shares and over any other shares of the Company ranking junior to the Preference Shares; and (b) on liquidation, dissolution or winding-up, be entitled to receive before distributions to holders of Common Shares or shares ranking junior to the Preference Shares an amount equal to the price of the issue of the Preference Shares together with any unpaid dividends. Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference Shares, except in the event of dissolution or disposal of substantially all of the business of the Company the holders of Preference Shares shall not be entitled to receive notice of or to attend or vote at any meeting of the members Company (apart from separate meetings of holders of Preference Shares).

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Share Options

We also have 15,000 shares options outstanding. As of August 8, 2024, the following share options to purchase Common Shares, granted by us under our Omnibus Equity Incentive Compensation Plan to our directors, officers, employees and consultants were outstanding:

Number Outstanding(1)	Exercise Price $	Expiry Date
5,000 5,000 5,000	7.35(2) 9.49 9.49	August 25, 2024 September 30, 2029 September 30, 2029
20,000

Notes:

(1) (2)	Each share option is exercisable to purchase one Common Share. The exercise price of CAD$9.30 per share was converted into a USD amount of $7.35 at the USD/CAD exchange rate on the date of grant.

Adjustments will be made in the exercise price and number of Common Shares deliverable upon the exercise of the share options in the event of certain corporate transactions, such as share recapitalization, subdivision or consolidation or if the outstanding Common Shares are changed into or exchanged for a different number of our shares or into or for other securities issued by us or another entity, whether through an arrangement, amalgamation or other similar procedure or otherwise.

Certain Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

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We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Companies (Jersey) Law 1991 (as amended) (the “Companies Law”) provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares of such class. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above and below under “U.K. City Code on Takeovers and Mergers”, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

U.K. City Code on Takeovers and Mergers

The U.K. City Code on Takeovers and Mergers, or the Takeover Code, applies, among other things, to an offer for a company whose registered office is in the Channel Islands and whose securities are admitted to trading on a regulated market or a multilateral trading facility in the United Kingdom or any stock exchange in the Channel Islands or the Isle of Man (a “Code Company”). We are therefore a Code Company and are subject to the Takeover Code.

The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

•	acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or

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•	who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Canadian takeover rules are also expected to apply to the Company unless the Company can show that Canadian shareholders cease to hold at least 2% of the Company’s shares. The Canadian takeover rules are triggered when an acquiror crosses a bright-line 20% threshold ownership in a target company.

Rights of Minority Shareholders

Under article 141 of the Companies Law, a shareholder may apply to court for relief on the grounds that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Companies Law. There may also be common law personal actions available to our shareholders.

Under article 143 of the Companies Law (which sets out the types of relief a court may grant in relation to an action brought under article 141 of the Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Jersey Regulatory Matters

The Jersey Financial Services Commission, or JFSC, has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of Shares. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

We have not yet sought the consent of the JFSC under Articles 2 or 4 (as applicable) of the Control of Borrowing (Jersey) Order 1958 to the issue of any other Securities, but we may be required to do so before we can issue any such Securities.

This document does not constitute a “prospectus” for the purposes of the Companies (Jersey) Law 1991 as no invitation is made pursuant to it to the public to become a member of us or to acquire or apply for any securities issued by us. However, such an invitation might be made pursuant to any Prospectus Supplement and, if it is, we will need to deliver a copy of such Prospectus Supplement (together with this document) to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and obtain from the Jersey Registrar of Companies his consent to its circulation.

It must be distinctly understood that, in giving any such consents, neither the Jersey Registrar of Companies nor the JFSC takes, or will take, any responsibility for our financial soundness or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this document or any Prospectus Supplement, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

The price of securities and the income from them can go down as well as up. Nothing in this document or any Prospectus Supplement or anything communicated to holders or potential holders of any of our securities (or interests in them) by or on our behalf is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any securities (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.

Our directors have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether of facts or opinion. All of our directors accept responsibility accordingly.

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USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

All expenses relating to an Offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the NYSE American or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian, United Kingdom and Jersey securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Shares

We may issue Common Shares and / or Preference Shares.  Shares may be offered separately or together with other Securities and may be attached to or separate from any other Securities.  See “Description of Share Capital” and “Governing Corporate Documents” for a description of the general terms that will apply to any Shares issued pursuant to this Prospectus.  The Shares to be issued in connection with any Offering hereunder will be authorized by the Board at such time as the Board determines to conduct an Offering hereunder.

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Warrants

We may issue Warrants to purchase Common Shares, Preference Shares or both.  This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.  Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent.  The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered.  The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.  The Prospectus Supplement relating to any Warrants we offer will describe the Warrants and the specific terms relating to the Offering.  The description will include, where applicable:

·	the designation and aggregate number of Warrants;

·	the price at which the Warrants will be offered;

·	the currency or currencies in which the Warrants will be offered;

·	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

·	the designation, number and terms of the Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

·	the exercise price of the Warrants and any provisions for changes or adjustments in the exercise price;

·	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

·	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

·	any minimum or maximum amount of Warrants that may be exercised at any one time;

·	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

·	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

·	as applicable, material United States and Canadian federal and United Kingdom income tax consequences of owning the Warrants; and

·	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Shares.  We may amend the warrant indenture(s), if any, and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

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Units

We may issue Units, which may consist of one or more Shares, Warrants or any combination of Securities as is specified in the relevant Prospectus Supplement.  In addition, the relevant Prospectus Supplement relating to an Offering of Units will describe all material terms of any Units offered, including, as applicable:

·	the designation and aggregate number of Units being offered;

·	the price at which the Units will be offered;

·	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

·	the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;

·	whether we will apply to list the Units on any exchange;

·	material income tax consequences of owning the Units, including how the purchase price paid for the Units will be allocated among the Securities comprising the Units; and

·	any other material terms or conditions of the Units.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $150,000,000 of Securities under the Offering.

SEC registration fees	$11,230.00
NYSE American Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

GOVERNING CORPORATE DOCUMENTS

General Overview

As a result of the Continuance, we continued as a company under the Companies Law on March 19, 2016, under incorporation number 120924.  See “The Company”.

The following is a summary of certain provisions of our Articles and the Companies Law applicable to us. Please note that this summary is not intended to be exhaustive and for further information please refer to the full version of our Articles.

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Director’s power to vote on a proposal, arrangement or contract in which the director is materially interested.

An interested director must disclose to us the nature and extent of any interest in a transaction with us, or one of our subsidiaries, which to a material extent conflicts or may conflict with our interests and of which the director is aware. Failure to disclose an interest entitles us or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to us for any profit.

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in our interests at the time it was entered into.

Except as otherwise provided in the Articles and save in respect of a limited number of instances as set out in the Articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which he has to his knowledge, directly or indirectly, an interest (other than his interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with him) is material and, if he shall do so, his vote shall not be counted.

Directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

The compensation of the directors is decided by the directors unless the Board specifically requests approval of the compensation from the shareholders.  If the issuance of compensation to the directors is decided by the directors, a quorum is the majority of the directors in office.  Our Articles do not require that the compensation of any director be approved by disinterested directors.

We have a compensation committee which is currently composed of three independent directors.  The compensation committee makes recommendations to the Board with respect to compensation, including bonuses, incentive stock options and securities of our directors and executive officers.

Borrowing powers exercisable by the directors and how such borrowing powers may be varied.

The Board may exercise all our powers to borrow money, to guarantee, to indemnify and to mortgage or charge all or any part of our undertaking, property and assets (present and future) and uncalled capital and, subject to the Companies Law, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of ours or of any third party.

The Board shall restrict our borrowings and exercise all voting and other rights or powers of control exercisable by us in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by our group (exclusive of borrowings owing by one member of our group to another member of our group) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed an amount equal to three times the Adjusted Capital and Reserves (as defined in the Articles). The borrowing powers may be varied by amendment to our Articles which requires approval of our shareholders by special resolution, being a resolution passed by at least 2/3 majority of the votes cast on the resolution (a “Special Resolution”).

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Retirement and non-retirement of directors under an age limit requirement.

There are no such provisions applicable to us under the Articles or the Companies Law.

Number of Common Shares required for a director’s qualification.

Under our Articles, our directors are not required to hold any of our Common Shares as qualification for service on the Board.

Alienability of Shares

Subject to such of the restrictions of the Articles as may be applicable, a member may transfer all or any of his shares, in the case of shares held in certificated form, by an instrument of transfer executed by or on behalf of the transferor in any usual form or in any other form which the Board may approve or, in the case of shares held in uncertificated form, in accordance with the Uncertificated Securities (Jersey) Order 1999, as amended from time to time and any provisions of or under the Companies Law which supplement or replace such Order and the system’s rules and otherwise in such manner as the Board in its absolute discretion shall determine. Subject to the Companies Law, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

Changes to Rights and Restrictions of Common Shares

Any of the rights for the time being attached to any share or class of our shares (and notwithstanding that we may be or be about to be in a winding up) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than two-thirds in number of the issued shares of the class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as provided in the Articles (but not otherwise).

Dividend Record

We paid our initial dividend in February 2012 of 6 Canadian cents. On April 4, 2013 we announced an annual dividend in respect of the year to December 31, 2012 also of 6 Canadian cents. On November 25, 2013 we announced that in 2014 we intended to pay an annual aggregate dividend of 6 Canadian cents per Common Share, payable on a quarterly basis. The first quarterly dividend of 1.5 Canadian cents per Common Share was paid at the end of January 2014 and further quarterly dividends were subsequently paid at the end of April, July, October in each year. In December 2015, we announced that with effect from the results for the year to December 31, 2015 (which were released at the end of March 2016), it would report its financial results in United States Dollars, instead of Canadian Dollars. Accordingly all dividends would also be declared in United States Dollars. In January 2016, we announced that the dividend payable at the end of January 2016 would be 1.125 US cents and the quarterly dividend policy was subsequently increased in the third quarter of 2016 from 1.125 US cents per share to 1.375 US cents per share, an increase of 22%. In conjunction with the overall 1 for 5 share consolidation which became effective on June 26, 2017, we announced on July 4, 2017 that we had made a commensurate adjustment to the dividend by increasing it fivefold (to 6.875 US cents per share). On January 3, 2020, it was announced that Caledonia would be increasing the quarterly dividend by approximately 9% to 7.5 US cents per share, commencing with the dividend to be paid at the end of January 2020. On June 29, 2020, it was announced that Caledonia would be increasing the quarterly dividend by approximately 13% to 8.5 US cents per share, commencing with the dividend to be paid at the end of July 2020. On October 1, 2020 a further increase was announced to 10 US cents per share (an 18% increase), on January 4, 2021 another increase was announced to 11 US cents per share (a 10% increase) and on April 6, 2021 the dividend was increased to 12 US cents per share (a 9% increase). On July 6, 2021 it was announced that the dividend would be increased to 13 US cents per share (an 8% increase) and on October 4, 2021 the dividend was announced to be increased to 14 US cents per share (an 8% increase). Since October 2021, a quarterly dividend has been paid at the rate of 14 US cents per share on January 28, 2022, April 29, 2022, July 29, 2022, October 28, 2022, January 13, 2023, April 28, 2023, July 28, 2023, October 27, 2023, January 26, 2024, April 26, 2024 and July 26, 2024.

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Since 2013, we have paid dividends to shareholders totaling the equivalent of approximately $4.43 per share (on a post share consolidation basis).

In order to pay a dividend (or any distribution), the authorising directors must make a statement that they have formed the opinion that we will be able to continue to pay our debts as they fall due, not just immediately after payment but also for the subsequent 12 months or until we are wound up whichever is earlier.

Ownership of Securities and Change of Control

Save as set out below in respect of the imposition of restrictions for failure to disclose interests in shares, there are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities imposed by the laws of our jurisdiction of incorporation or by our constituent documents. See also “Exchange Controls” below.

Any person who beneficially owns or controls, directly or indirectly, more than 10% of our Common Shares is considered an insider and must file an insider report in Canada, within ten days of becoming an insider, disclosing any direct or indirect beneficial ownership of, or control over direction over securities of our company.  In addition, if we hold any of our own securities, we must disclose such ownership.

Under the Exchange Act, all holders of 5% or greater of our share capital must report their holdings to the SEC on “Schedule 13G” if the holdings are passive and held not with an intent to acquire control and non-passive holders must report on “Schedule 13D”.  Holdings should be calculated to include the holdings of multiple parties which are affiliates or acting in concert with regards to a particular stock.  Schedule 13G must be filed within 10 days of acquiring 5% or greater and then updated for any changes each year within 45 days of the year end.

Under the AIM Rules for Companies, we must disclose, insofar as we have such information, certain information concerning any relevant change (which means a move up or down through a whole percentage point at or above 3%) in a significant shareholder (which means any person with an interest in 3% or more of our share capital). Under our Articles, and in accordance with guidance provided by the AIM Rules, our significant shareholders have an obligation to inform us of relevant changes and should they not do so following the issue of a notice by us we may impose restrictions on the rights of those persons similar to those described in the following paragraph.

Under our Articles, we may send a disclosure notice to any person whom we know or have reasonable cause to believe is interested in our shares or to have been so interested at any time during the three years immediately preceding the date on which the disclosure notice is issued. If the holder of, or any person appearing to be interested in, any share has been served with a disclosure notice and is in default of complying with the disclosure notice, we may in certain circumstances impose restrictions on the holder's voting rights and, where the holder is interested or appears to us to be interested in at least 0.25 per cent. of the issued shares of the relevant class, to also suspend dividend and transfer rights on that holder's shares.

There are no provisions in our Articles intended to delay, defer or prevent a change in control of our Company. However, please see “U.K. City Code on takeovers and mergers” above.

Meetings of the Shareholders

Annual and Extraordinary General Meetings

Under our Articles, our annual general meeting is to be held once in each calendar year and not more than 13 months after the previous meeting.  Additionally, the Board may call a meeting of shareholders at any time.

We must give shareholders not less than 21 clear days’ notice of any meeting of the shareholders.

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Despite any other provision of the Articles, we or the Board may fix any date as the record date for any dividend, distribution, allotment or issue or for determining shareholders entitled to receive notice of and, subject to the Uncertificated Securities (Jersey) Order 1999, to vote at any meeting of shareholders.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting. Except as otherwise provided by the Articles, two members entitled to vote at the meeting present in person or by proxy together holding or representing by proxy not less than five per cent. of the issued shares shall be a quorum for all purposes. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll a poll is duly demanded. Subject to the Companies Law, a poll may be demanded by:

•	the chairman of the meeting;
•	at least five members or proxies entitled to vote on the resolution;
•	any member or proxy alone or together with one or more others representing in aggregate at least one-tenth of the total voting rights of all the members having the right to attend and vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or
•	any member or proxy alone or together with one or more others holding or having been appointed in respect of shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any voting rights attached to any shares held as treasury shares).

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Our Board is not separated into classes and there are no provisions which provide for cumulative voting in the election of directors.

Differences from Requirements in the United States

Differences in Corporate Law

Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Jersey law:

Corporate Law Issue	Delaware Law	Jersey Law
Special Meetings of Shareholders	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

Shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may legally require directors to call a meeting of shareholders. Under the Articles, the percentage required to requisition a meeting is reduced to 5%.

The Jersey Financial Services Commission, or JFSC, may, at the request of any officer, secretary or shareholder, call or direct the calling of an annual general meeting. Failure to call an annual general meeting in accordance with the requirements of the Companies Law is a criminal offense on the part of a Jersey company and its directors and secretary.

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Interested Director Transactions

Interested director transactions are permissible and may not be legally voided if:

• either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

• the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

The Articles set out a limited number of transactions and matters in which a director may be interested and in which he may vote and be counted in the quorum in relation to a resolution on the matter.

Cumulative Voting

The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

There are no provisions in the Companies Law relating to cumulative voting.
Approval of Corporate Matters by Written Consent

Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.

If permitted by the articles of association of a company, a written consent signed and passed by the specified majority of members may affect any matter that otherwise may be brought before a shareholders’ meeting, except for the removal of a company’s auditors. Such consent shall be deemed effective when the instrument, or the last of several instruments, is signed by the specified majority of members or on such later date as is specified in the resolution.

The Articles do not contain provisions regarding shareholder resolutions in writing.

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Business Combinations

With certain exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

A sale or disposal of all or substantially all the assets of a Jersey company must be approved by the board of directors and, only if the articles of association of the company require, by the shareholders in general meeting. A merger involving a Jersey company must be generally documented in a merger agreement which must be approved by special resolution of that company.

Limitations on Director’s Liability and Indemnification of Directors and Officers

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

The Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty.

However, a Jersey company may exempt from liability, and indemnify directors and officers, for liabilities:

• incurred in defending any civil or criminal legal proceedings where:

-     the person is either acquitted or receives a judgment in their favor;

-     where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

-     where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

• incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

• incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty or breach of trust under Article 212 of the Companies Law in which relief is granted to the person by the court; or

• incurred in a case in which the company normally maintains insurance for persons other than directors.

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Appraisal Rights

A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

There are no appraisal rights under the Companies Law but the Articles include dissent rights of shareholders, based on Canadian law, whereby shareholders who dissent to certain transactions of the Company may apply to have the Company buy their shares for fair value.
Shareholder Suits

Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Under Article 141 of the Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at least the shareholder making the application.

There may also be customary law personal actions available to shareholders. Under Article 143 of the Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders.

Inspection of Books and Records

All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

The register of shareholders and books containing the minutes of general meetings or of meetings of any class of shareholders of a Jersey company must during business hours be open to the inspection of a shareholder of the company without charge. The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge.

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Amendments to Charter

Amendments to the certificate of incorporation of a Delaware corporation generally require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation, subject to certain exceptions under Delaware law, requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.

The memorandum of association and the articles of association of a Jersey company may only be amended by special resolution (being a two-thirds majority if the articles of association of the company do not specify a greater majority) passed by shareholders in general meeting or by written resolution signed by all the shareholders entitled to vote.
Blank Check Preferred Stock/Shares

Under Delaware law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

The UK’s Takeover Code requires a target company shareholders' consent in general meeting before the target company can take any action (other than seeking alternative bids) that may result in the frustration of a takeover bid. Moreover, the Takeover Code provides that the board of directors of an offeree company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of a takeover bid.

Distributions and Dividends; Repurchases and Redemptions

Under Delaware law, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in Delaware law as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption, and it may not purchase, for more than the price at which they may be redeemed, any of its shares which are redeemable at the option of the corporation. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Under the Companies Law, a Jersey company may make a distribution at any time and out of any source provided that the directors of the company who authorize the distribution make an immediate and 12 month forward looking cash-flow solvency statement.

Likewise, authorizing directors must also make a solvency statement in the event of redeeming or purchasing the company’s shares.

The Companies Law allows a Jersey company to purchase its own shares, whether they are redeemable or not, provided that the purchase is sanctioned by a special resolution. The monies payable on the redemption of redeemable shares or on the purchase of its own shares by a Jersey company may be funded from any source, including capital, provided that such shares are fully paid.

If shares are to be purchased other than on a stock exchange, they may only be purchased pursuant to a contract approved in advance by an ordinary resolution of the company and they shall not carry the right to vote on the resolution sanctioning the purchase or approving the contract. If shares are to be purchased on a stock exchange, the resolution authorizing the purchase must specify the maximum number of shares to be purchased; the maximum and minimum prices which may be paid; and

the date (not being later than 5 years after the passing of the resolution) on which the authority to purchase is to expire.

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EXCHANGE CONTROLS

Jersey has no system of exchange controls.  There are no Jersey law restrictions specifically targeted to restrict the repatriation of capital or earnings of a Jersey public company to non-resident investors, and there are no laws in Jersey or exchange restrictions specifically targeted to restrict the remittance of dividends, profits, interest, royalties or other payments to non-resident holders of Common Shares.

There is no limitation imposed by the laws of Jersey or by our constituent documents on the right of a non-resident to hold or vote the Common Shares.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the Offering of those Securities.  You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Certain legal matters relating to the offering of Securities hereunder will be passed upon on our behalf by Mourant Ozannes (Jersey) LLP (“Mourant”) with respect to Jersey legal matters.  Mourant’s Jersey office is located at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands.

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INTEREST OF EXPERTS

Certain technical disclosure incorporated by reference into this Prospectus was derived from the “S-K 1300 Technical Report Summary on the Blanket Gold Mine, Zimbabwe” with an effective date of December 31, 2023 (incorporated by reference to Exhibit 15.4 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 28, 2023) prepared for Caledonia by Craig Harvey and Marthinus van Staden, the “S-K 1300 Technical Report Summary on the Maligreen Gold Project, Zimbabwe” with an effective date of December 31, 2022 (incorporated herein by reference to Exhibit 15.5 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 28, 2023) prepared for Caledonia by Uwe Engelmann and the “Bilboes Gold Project - Technical Report Summary” with an effective date of December 31, 2023 and issued on May 15, 2024 (incorporated herein by reference to Exhibit 15.6 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 28, 2023) prepared for Caledonia by DRA Projects (Pty) Ltd. In addition, Craig Harvey, MGSSA, MAIG, Caledonia’s Vice President, Technical Services, and qualified person as defined under both S-K 1300 and NI 43-101, reviewed the scientific and technical information in the summary of the Bibloes project contained within this Prospectus.

To our knowledge, none of the experts named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The consolidated financial statements of Caledonia Mining Corporation Plc as of December 31, 2023, 2022 and 2021 and for each of three years in the period ended December 31, 2023 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of BDO South Africa Inc. (“BDO”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. BDO has advised us that they are independent of our Company within the rules of professional conduct of the South African Institute of Chartered Accountants and within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar for the Common Shares is Computershare of 150 Royall Street, Canton, Massachusetts, 02021.

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CALEDONIA MINING CORPORATION PLC

Up to $50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Cantor

December 17, 2024